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USPS First Class Mail Address: Great-West Financial - RROC PO Box 912852 Denver, CO 80291-2852 Overnight Address: Wells Fargo Lockbox Svcs 912852 MAC C7301-L25 1740 Broadway St - LL2 Denver, CO 80274	Retirement Resource Operations Center (RROC) 1-877-723-8723 9:00 A.M. to 7:00 P.M. EST.

SMART TRACK II - 5 YEAR INDIVIDUAL VARIABLE ANNUITY

Annuities are issued by Great-West Life & Annuity Insurance Company

SECTION 1: OWNERSHIP TYPE AND REGISTRATION (SELECT ONE ONLY)

Qualified:	☐ Traditional IRA	☐ Roth IRA
or Non-Qualified:	☐ Individual	☐ Joint	☐ Trust
or Custodial:	☐

SECTION 2: OWNERSHIP INFORMATION
A. Primary Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number

☐ Female

First Name	Middle Name	Last Name

Non-Natural Owner/Entity Name (if applicable)	Email Address

Street Address	City	State	Zip Code

Street Address (Line 2)

B. Joint Owner (Spouse Only) *Not applicable if this is a Qualified Annuity Contract

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number

☐ Female

First Name	Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

Street Address (Line 2)

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C. Primary Annuitant	1786

☐ Annuitant is the same as Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number

☐ Female

First Name	Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

D. Joint Annuitant

☐ Joint ☐ Contingent ☐ Same as Owner ☐ Same as Joint Owner
☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number

☐ Female

First Name	Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

SECTION 3: BENEFICIARIES
*If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary. Percentages must equal 100%

☐ Primary	☐ Contingent

SSN/TIN Birth/Trust Date (mm/dd/yyyy) Relationship Percentage (no fractionals)

First Name Middle Name Last Name Phone Number

Street Address	City	State	Zip Code

☐ Primary	☐ Contingent

SSN/TIN Birth/Trust Date (mm/dd/yyyy) Relationship Percentage (no fractionals)

First Name Middle Name Last Name Phone Number

Street Address	City	State	Zip Code

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☐ Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

☐ Primary	☐	Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

SECTION 4: SOURCE OF FUNDS

Minimum initial contribution: $10,000
Initial Contribution:

A. Qualified

☐	Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (*Please complete the Acord Form.)

☐	Transfer $	from my brokerage account number

☐	Check is attached for a new IRA for tax year(s):

B. NON-Qualified

☐	Transfer all or a portion of funds from my existing annuity or life insurance policy. (*Please complete Acord form and applicable state replacement forms.)

☐	Transfer $	from my brokerage account number

☐	Check is attached

SECTION 5: INCOME AND INVESTMENT STRATEGIES
A. SELECT AN INCOME STRATEGY SUB-ACCOUNT RIDER

An Income Strategy Rider can be elected or changed prior to the first investment into a Covered Fund by contacting the Retirement Resource Operations Center (RROC). Election of an Income Strategy Sub-Account Rider is required for investment to any of the Covered Funds. No guarantee benefit fees are charged until an investment is made to a Covered Fund.

☐ Great-West Secure Income Max (Distribution Credit Rider)	☐ Great-West Secure Income Plus (Accumulation Credit Rider)

☐ Great-West Secure Income Foundation (Fixed Rider)	☐ T-Note Tracker (Floating Rider)

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B. IncomeStrategy *Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%	1786

Initial premium will be allocated to the Sub-Accounts specified below subject to the right to cancel provision on the front cover of your Contract. Election of an Income Strategy Sub-Account Rider is required for investment to any of the Covered Funds.

Income Strategy Covered Funds
%
Great-West SecureFoundation® Bal L
Great-West Conserv Profile I Fund I
Great-West Mod Conserv Profile I Fund I
Great-West Moderate Profile I Fund I

C.Investment Strategy (Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%)

Initial premium will be allocated to the Sub-Accounts specified below subject to the right to cancel provision on the front cover of your Contract.
Asset Allocation	International
%	%
BlackRock Global Allocation V.I.III	American Funds IS® New World 4
Eaton Vance VT Floating-Rate Income Init	American Funds IS® International 4
Franklin Income VIP 4	Delaware VIP Emerging Markets Svc Class
Goldman Sachs VIT Multi-Strategy Alternatives	Delaware VIP Intl Value Equity Ser Svc
Great-West Aggressive Profile I Init	Deutsche Global Small Cap VIP B
Great-West Conservative Profile I Init	Great-West MFS International Gr Init
Great-West Lifetime 2015 Fund Class T	Great-West MFS International Value Init
Great-West Lifetime 2020 Fund Class T	Invesco VI Global Real Estate II
Great-West Lifetime 2025 Fund Class T	Invesco VI International Growth II
Great-West Lifetime 2030 Fund Class T	Putnam VT Global Equity IB
Great-West Lifetime 2035 Fund Class T	Putnam VT International Equity IB
Great-West Lifetime 2040 Fund Class T	Putnam VT International Growth IB
Great-West Lifetime 2045 Fund Class T	Putnam VT International Value IB
Great-West Lifetime 2050 Fund Class T	ALPS/Rocks Listed Private Eq III
Great-West Lifetime 2055 Fund Class T
Great-West Moderate Profile I Init	Specialty
Great-West Moderately Agg Prfl I Init	%
Great-West Moderately Cnsrv Prfl I Init	Delaware VIP REIT Series Svc
Janus Aspen Series Balanced Svc	Ivy Funds VIP Energy
Putnam VT Absolute Return 500 IB	MFS VIT II Technology Svc
Putnam VT Global Asset Allocation IB	PIMCO VIT CommodityRealReturn® Strat Adv
T. Rowe Price Health Sciences Port II
VanEck VIP Trust Global Hard Assets S
Investment Strategy Allocations continue on next page.

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c. Investment Strategy (cont.) (Whole percentages only. Total Income Strategy and Investment Strategy allocations must equal 100%)
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Small Cap		Bond
	%		%

ClearBridge Variable Small Cap Growth II		American Century Invest VP Infl Prot II

Delaware VIP Sm Cap Val Series Svc Class		BlackRock High Yield V.I. III

Great-West Invesco Small Cap Value Init		Goldman Sachs VIT Strategic Income Adv

Great-West Loomis Sayles Sm Cp Val Init		Great-West Federated Bond Init

Great-West Multi-Manager Sm Cp Gr Init		Great-West Loomis Sayles Bond Init

Invesco VI Small Cap Equity II		Great-West Putnam High Yield Bond Init

Lord Abbett Series Developing Growth VC		Great-West Short Duration Bond Init

Oppenheimer Main Street Small Cap VA Svc		Great-West Templeton Global Bond Init

Putnam VT Capital Opportunities IB		Great-West US Govt Mortg Sec Init

Putnam VT Small Cap Value IB		Janus Aspen Series Flexible Bond Svc

PIMCO VIT Long-Term US Govt Adv

Large Cap		PIMCO VIT Low Duration Adv

	%	PIMCO VIT Real Return Adv

American Century VP Value II		PIMCO VIT Short-Term Adv

Deutsche Capital Growth VIP B		PIMCO VIT Total Return Adv

Goldman Sachs VIT US Eq Insights Svc		Putnam VT American Government Inc IB

Great-West Putnam Equity Income Initial		Putnam VT Income IB

Great-West Multi-Manager Lg Cp Gr Init

Invesco VI Growth & Income Series II		Index

MFS VIT II Blended Rsrch Core Eq Svc			%

Neuberger Berman AMT Socially Resp Ptf S		ALPS/Alerian Energy Infrastructure III

Putnam VT Growth & Income IB		Great-West Bond Index Init

Putnam VT Growth Opportunities IB		Great-West International Index Init

Putnam VT Investors IB		Great-West Real Estate Index Initial

Putnam VT Research IB		Great-West S&P 500® Index Init

Putnam VT Voyager IB		Great-West S&P Mid Cap 400® Index Init

T. Rowe Price Blue Chip Growth Port II		Great-West S&P SmallCap 600® Index Init

Great-West Stock Index Initial

Mid Cap

	%	Money Market

American Century Invest VP Mid Cp Val II			%

Great-West Ariel Mid Cap Value Init		Great-West Government Money Market

Great-West Goldman Sachs Md Cp Val Init

Great-West T. Rowe Price Mid Cp Gr Init

Janus Aspen Enterprise Svc

JPMorgan Insurance Tr Intrepid MidCap 2

Total Income and Investment Strategy *Must equal 100%

%

Total

You may change your allocations online or by calling the Retirement Resource Operations Center at 1-877-723-8723 from 9:00 am-7:00 pm ET.

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SECTION 6: THIRD PARTY AUTHORIZATION			1786

Do you consent to Third Party Authorization? ☐ YES ☐ NO

This consent will remain in effect until the authorization is revoked by contacting the Retirement Resource Operation Center (RROC). If no election is made, RROC will default to “NO.”

By selecting “YES,” I (we) authorize Great-West Life & Annuity Insurance Company to provide information related to the policy to the Producer listed in Section 10. This may include my personal and policy information, including but not limited to Social Security Number (SSN), Tax Identification Number (TIN), account and sub-account values, unit values, and interest rates, as applicable. Information provided by Great-West Life & Annuity Insurance Company to the Producer listed in Section 10 is no longer subject to the Great-West Life & Annuity Insurance Company privacy and information security policies and procedures. Policy Owner(s) acknowledge that Great-West Life & Annuity Insurance Company is not responsible for any breach or unauthorized dissemination of personally identifiable or financial information after it is transmitted to any authorized third party.

Great-West Life & Annuity Insurance Company is authorized to accept the following instructions from or provide the following information to the Producer listed in Section 10:

The allocation of purchases and transfer or exchange of variable annuity units in or among the sub-accounts, updating or changing mailing addresses and/or phone numbers, and providing electronic copies of confirmations and statements.

SECTION 7: REPLACEMENT

Do you have any life insurance or annuity contracts in force?	☐ YES	☐ NO

Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contract(s)?	☐ YES	☐ NO

SECTION 8: ELECTRONIC DELIVERY

Do you consent to Electronic Delivery? ☐ YES ☐ NO

Subject to Great-West Life & Annuity Insurance Company’s ability, I authorize that all statements, prospectuses, reports, and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the Retirement Resource Operations Center (RROC). By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.

Email Address

This consent will remain in effect until I revoke my authorization by contacting the RROC. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the RROC a current e-mail address if my e-mail address changes.

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SECTION 9: CLIENT SIGNATURES	1786

I understand that I am applying for a Flexible Premium Variable Annuity contract, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

☐	The Retirement Resource Operation Center is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the RROC and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The RROC will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity

Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

FRAUD WARNING

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Print Name of Contract Owner	Signature of Contract Owner	Date Signed (mm/dd/yyyy)

Print Name of Joint Contract Owner	Signature of Joint Contract Owner	Date Signed (mm/dd/yyyy)

SECTION 10: PRODUCER INFORMATION *FOR PRODUCER USE ONLY

Does the applicant have existing life insurance policies or annuity contracts?	☐ YES	☐ NO

Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?	☐ YES	☐ NO

If “YES” to replacement, please certify by checking this box that sales material, if any, used in this transaction was company approved and a copy has been left with the applicant	☐ YES	☐ NO

Producer Printed Name	Producer Signature	Date Signed (mm/dd/yyyy)%

License Number
Comp Option Selected	☐ 1	☐ 2	☐ 3	☐ 4	☐ 5

If more than one Producer is selecting a Comp Option, please provide name and percentage for each. Total percentatge must equal 100%.

Producer Printed Name #2	Producer Signature #2	Date Signed (mm/dd/yyyy)%

Producer Printed Name #3	Producer Signature #3	Date Signed (mm/dd/yyyy)%

Client Brokerage Account	Broker/Dealer Name

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